UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 28, 2023

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma		73142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Paycom Software, Inc. (the “Company”) is party to that certain credit agreement dated July 29, 2022 (as amended by Amendment No. 1 to Credit Agreement dated May 17, 2023, the “Credit Agreement”) among the Company, its wholly owned subsidiary, Paycom Payroll, LLC (the “Borrower”), certain other subsidiaries of the Company as guarantors of the obligations under the loan documents related to the Credit Agreement (the “Guarantors,” and collectively with the Company and the Borrower, the “Loan Parties”), JPMorgan Chase Bank, N.A., as a lender, swingline lender and issuing bank, the lenders from time to time party thereto (collectively with JPMorgan Chase Bank, N.A., the “Lenders”), and JPMorgan Chase Bank, N.A., as the administrative agent. The Credit Agreement initially provided for (i) a senior secured revolving credit facility (the “Revolving Credit Facility”) in the aggregate principal amount of up to $650.0 million and (ii) a senior secured delayed draw term loan (the “Term Loan Facility”) in the aggregate amount of up to $750.0 million. Pursuant to the terms of the Credit Agreement, the draw period under the Term Loan Facility was scheduled to expire on July 29, 2023.

On July 28, 2023, the Loan Parties and the Lenders entered into Amendment No. 2 to the Credit Agreement (“Amendment No. 2”), pursuant to which, among other things, (i) the aggregate revolving commitments under the Revolving Credit Facility were increased from $650.0 million to $1.0 billion, (ii) the Term Loan Facility was terminated and (iii) the Credit Agreement was amended in contemplation of the formation and future operating activities of Paycom Client Trust (the “Client Trust”) and Paycom National Trust Bank, NA (the “Trust Bank”). The Company intends to form the Client Trust to hold client payroll and related funds and the Trust Bank to serve as trustee of the Client Trust. The Company did not make any draws under the Term Loan Facility prior to its termination. Pursuant to the Credit Agreement, as amended by Amendment No. 2, the Company may request an incremental facility of up to an additional $500.0 million, subject to obtaining additional lender commitments and certain approvals and satisfying certain other conditions.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the increased revolving commitments under the Revolving Credit Facility is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1+	Amendment No. 2 to Credit Agreement, dated July 28, 2023, by and among Paycom Software, Inc., Paycom Payroll, LLC, certain other subsidiaries of Paycom Software, Inc. as guarantors, JPMorgan Chase Bank, N.A., as a lender, swingline lender and issuing bank, the other lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: August 1, 2023	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer